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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Illinois Tool Works Inc. on Form S-8 of our report dated January 24, 2000 with respect to the consolidated financial statements of Premark International, Inc. (not presented separately) included in the Annual Report on Form 10-K of Illinois Tool Works Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/S/ ERNST & YOUNG LLP



Chicago, Illinois
May 11, 2000